As filed with the Securities and Exchange Commission on July ___, 1998
                                                     Registration No.  333-03941




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



 Incorporated                GANNETT CO., INC.                  I.R.S. Employer
Under the Laws             1100 WILSON BOULEVARD              Identification No.
  of Delaware            ARLINGTON, VIRGINIA 22234                16-0442930
                               (703) 284-6000



                                MULTIMEDIA, INC.

                           SALARY DEFERRAL THRIFT PLAN


                             Thomas L. Chapple, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                                Gannett Co., Inc.
                              1100 Wilson Boulevard
                            Arlington, Virginia 22234
                                 (703) 284-6000

                         (Agent for Service of Process)

                     THIS POST-EFFECTIVE AMENDMENT NO. 1 TO
                         FORM S-8 REGISTRATION STATEMENT
                     IS BEING FILED SOLELY TO DEREGISTER ALL
         SHARES OF COMMON STOCK WHICH WERE REGISTERED IN CONNECTION WITH
                THE MULTIMEDIA INC. SALARY DEFERRAL THRIFT PLAN


                                     Part I

          Gannett Co., Inc., a Delaware corporation (the "Company"), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement solely for the purpose of deregistering all the shares of Common Stock issuable pursuant to The Multimedia, Inc., Salary Deferral Thrift Plan (the "Plan"). The Company originally registered 120,000 shares of Common Stock for issuance under the Plan. The Company has merged the Plan into The Gannett Co., Inc. 401(K) Savings Plan, effective January 1, 1998, and no additional shares of Common Stock will be issued under the Plan.

                                    Part II

Item 8.  Exhibits.

     Exhibit          Exhibit Name                             Location
     Number

        24           Power of Attorney                     Signature Page of
                                                            Original Filing



-----------------

Incorporated by reference to the Signature Page of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 17, 1998.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on July 28, 1998.


                                      GANNETT CO., INC.



                                      By:    /s/Thomas L. Chapple
                                             Thomas L. Chapple
                                             Senior Vice President,
                                             General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                    Title                       Date


/s/ Meredith A. Brokaw              Director                 July 28, 1998
Meredith A. Brokaw*


/s/ Peter B. Clark                  Director                 July 28, 1998
Peter B. Clark*


/s/ John J. Curley                  Director                 July 28, 1998
John J. Curley*


/s/ Stuart T. K. Ho                 Director                 July 28, 1998
Stuart T. K. Ho*


/s/ Drew Lewis                      Director                 July 28, 1998
Drew Lewis*


/s/ Josephine P. Louis              Director                 July 28, 1998
Josephine P. Louis*


/s/ Douglas H. McCorkindale         Director                 July 28, 1998
Douglas H. McCorkindale*


/s/ Thomas A. Reynolds, Jr.         Director                 July 28, 1998
Thomas A. Reynolds, Jr.*


_________________________           Director                 July 28, 1998
Karen Hastie Williams


*By:  /s/Thomas L. Chapple
       Thomas L. Chapple            Attorney-in-Fact         July 28, 1998